EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2023 relating to the consolidated financial statements of Kforce Inc. and subsidiaries and the effectiveness of Kforce Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kforce Inc. and subsidiaries for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Tampa, Florida
May 5, 2023